UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

Stem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55751	61-1794883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 NW Corporate Blvd., Suite

205, Boca Raton, FL 33434

(Address of principal executive offices) (zip code)

(561) 237-2931

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock par value $0.001	STMH	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this First Amendment to Form 8-K is to provide audited financial statements of Yerba Oregon, LLC for the years ended December 31, 2017 and 2018; Unaudited financial statements of Yerba Oregon, LLC. for the three ended March 31, 2019 and March 31, 2018 and unaudited pro forma condensed combined financial statements of Yerba Oregon, LLC. and Stem Holdings, Inc. as of September 30, 2018 (as to Stem Holdings, Inc.) and December 31, 2018 (as to Yerba Oregon, LLC).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2019, on June 28, 2019, Stem Holdings, Inc. (the “Company”) closed the acquisition which was the subject of that certain Asset Purchase Agreement dated as of October 8, 2018 by and between Stem Holdings, Inc. and Yerba Oregon, LLC

The purpose of this amended filing is to provide audited financial statements of Yerba Oregon, LLC for the years ended December 31, 2017 and 2018; Unaudited financial statements of Yerba Oregon, LLC. for the three ended March 31, 2019 and March 31, 2018 and unaudited pro forma condensed combined financial statements of Yerba Oregon, LLC. and Stem Holdings, Inc. as of September 30, 2018 (as to Stem Holdings, Inc.) and December 31, 2018 (as to Yerba Oregon, LLC), as required.

Exhibits

99.1	Audited financial statements of Yerba Oregon, LLC for the years ended December 31, 2017 and 2018

99.2	Unaudited financial statements of Yerba Oregon, LLC. for the three ended March 31, 2019 and March 31, 2018

99.3	Unaudited pro forma condensed combined financial statements of Yerba Oregon, LLC. and Stem Holdings, Inc. as of September 30, 2018 (as to Stem Holdings, Inc.) and December 31, 2018 (as to Yerba Oregon, LLC)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.
a Nevada corporation

Date: January 29, 2020	By:	/s/ Adam Berk
Adam Berk
President

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